TWO ROADS SHARED TRUST

SECRETARY’S CERTIFICATE

I, Richard A. Malinowski, being the current and duly appointed Secretary of Two Roads Shared Trust (the “Trust”), hereby duly certify and attest that, the following resolutions were adopted as an action at the meeting of the Board of Trustees of the Trust held on July 19, 2016:

RESOLVED, that each of the Independent Trustees reappoints Richard Malinowski, Andrew Rogers and Jim Colantino as attorney for each Trustee and in the name, place and stead of each Trustee individually, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement hereby giving and granting to each said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof; and it was further

RESOLVED, that each of Andrew Rogers and Jim Colantino reappoints Richard Malinowski as attorney for each officer and in the name, place and stead of each officer, to execute and file any Amendment or Amendments to the Trust’s Registration Statement hereby giving and granting to each said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof; and it was further

RESOLVED, that the use of powers of attorney by the appropriate officers of the Trust on behalf of each of the Trustees, the Trust’s Principal Executive Officer and the Trust’s Principal Financial Officer, for the purposes of attesting to the seal of the Trust and executing the Trust’s registration statement and any amendments thereto, be, and hereby is, authorized and approved; and it was further

RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and empowered to execute and deliver any and all papers and documents in the name of the Trust and on its behalf, as they, or any of them, may, with the advice of the Trust’s legal counsel, deem necessary and desirable in connection with the foregoing resolutions, such determination to be conclusively evidenced by such actions.

By: /s/ Richard A. Malinowski__________                                 Date: September 16, 2016

Richard A. Malinowski

Secretary of Two Roads Shared Trust